As filed with the U.S. Securities and Exchange Commission on March 8, 2022.

Registration No. 333-261114

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NUBIA BRAND INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	87-1993879
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13355 Noel Rd, Suite 1100
Dallas, TX 75240

Telephone: (972) 918-5120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jaymes Winters
Chief Executive Officer
13355 Noel Rd, Suite 1100
Dallas, TX 75240
Telephone: (972) 918-5120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Alex Weniger-Araujo, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000	David R. Crandall, Esq. Brandon Kinnard, Esq. Hogan Lovells US LLP 1601 Wewatta St., Suite 900 Denver, Colorado 80202 Telephone: (303) 899-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Nubia Brand International Corp. is filing this Amendment No. 6 to its registration statement on Form S-1 (File No. 333-261114) as an exhibits-only filing to file the consent of Marcum LLP filed herewith as Exhibit 23.1 in order to update the consent previously filed with the Registration Statement. Accordingly, this Amendment No.6 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation*
3.3	By-Laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Class A Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Loeb & Loeb LLP*
10.1	Form of Letter Agreement among the Registrant and our officers, directors and Mach FM Acquisitions LLC*
10.2	Promissory Note issued to Mach FM Acquisitions LLC*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders*
10.5	Securities Subscription Agreement between the Registrant and Mach FM Acquisitions LLC*
10.6	Form of Representative Share Purchase Letter Agreement between the Registrant and EF Hutton, division of Benchmark Investments, LLC*
10.7	Form of Placement Warrant Purchase Agreement between the Registrant and Mach FM Acquisitions LLC*
10.8	Form of Indemnity Agreement*
10.9	Form of Administrative Support Agreement.*
14	Form of Code of Ethics*
23.1	Consent of Marcum LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page to this Registration Statement)*
99.1	Form of Audit Committee Charter*
99.2	Form of Compensation Committee Charter*
99.3	Consent of David Campbell*
99.4	Consent of Michael Patterson*
99.5	Consent of Karin-Joyce (KJ) Tjon*
99.6	Consent of Yvonne Brown*
99.7	Consent of Alexander Monje*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 8th day of March, 2022.

Nubia Brand International Corp.

By:	/s/ Jaymes Winters
Name: Jaymes Winters
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jaymes Winters	Chief Executive Officer and Director	March 8, 2022
Jaymes Winters	(principal executive officer, principal financial and accounting officer)

/s/ Vlad Prantsevich	Director and Chief Financial Officer	March 8, 2022
Vlad Prantsevich

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